Exhibit 99.1

November 13, 2024

SmartStop Self Storage REIT, Inc. Reports Third Quarter 2024 Results

LADERA RANCH, CA – November 13, 2024 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self-storage company, announced its overall results for the three and nine months ended September 30, 2024.

“First and foremost, our thoughts and prayers are with the families of those impacted by the devastation from Hurricanes Helene and Milton,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “We are relieved to report that the SmartStop team members are all safe, and I’m proud of the efforts made by our team to help participate in the recoveries in markets where significant damage has occurred, especially in our Asheville markets where we have such deep ties to the community.

“Moving on to our overall third quarter results, despite muted U.S. single-family home market activity relative to historical levels, we saw improving customer demand throughout our peak rental season and into the fall. We saw many of our key metrics stabilizing with strong quarter-end same-store occupancy of 92.6% and a year-over-year increase in our achieved rents. Many of our largest markets like the Greater Toronto Area continue to outperform, proving out our operating strategy. Lastly, we acquired two properties during the quarter and are encouraged by the increased activity that has been occurring in the transaction market. These acquisitions, along with our operating results, are a testament to our tremendous team, as well as the strength of our best-in-class North American self-storage portfolio.”

Three Months Ended September 30, 2024 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $6.2 million. This represents a decrease in earnings of approximately $5.6 million when compared to the same period in 2023. Net loss per Class A and Class T shares (basic and diluted) was $0.07, an increase in net loss per share of $0.06 as compared to the same period in 2023.
•
Total self storage-related revenues were approximately $55.4 million, an increase of approximately $0.6 million when compared to the same period in 2023.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $11.7 million, a decrease of approximately $3.0 million when compared to the same period in 2023.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.11, a decrease of approximately $0.03 when compared to the same period in 2023.
•
Same-store revenues decreased by 0.4%, same-store expenses increased by 6.3%, while same-store net operating income (“NOI”) decreased by 3.3% compared to the same period in 2023.
•
Same-store average physical occupancy decreased by 0.7% to 92.4% compared to the same period in 2023.
•
Same-store annualized rent per occupied square foot was approximately $20.25, an increase of approximately 0.5% when compared to the same period in 2023.

Nine Months Ended September 30, 2024 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $14.7 million. This represents a decrease in earnings of approximately $13.1 million when compared to the same period in 2023. Net loss per Class A and Class T shares (basic and diluted) was $0.16, an increase in net loss per share of $0.14 when compared to the same period in 2023.

•
Total self storage-related revenues were approximately $163.0 million, an increase of approximately $0.9 million when compared to the same period in 2023.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $35.2 million, a decrease of approximately $11.4 million when compared to the same period in 2023.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.32, a decrease of approximately $0.10 when compared to the same period in 2023.
•
Same-store revenues decreased by 0.3%, same-store expenses increased by 5.0%, while same-store net operating income (“NOI”) decreased by 2.6% compared to the same period in 2023.
•
Same-store average physical occupancy decreased by 0.7% to 92.4% compared to the same period in 2023.
•
Same-store annualized rent per occupied square foot was approximately $19.96, an increase of approximately 0.5% when compared to the same period in 2023.

External Growth

During the quarter, the Company acquired a self-storage property in Spartanburg, SC. The property comprises approximately 110,000 net rentable square feet and 950 storage units. Also during the quarter, the Company acquired a self-storage property in Miami, FL. The property comprises approximately 95,200 net rentable square feet and 1,050 storage units. The combined purchase price was approximately $44.4 million.

Capital Market Activities

During the quarter, three of the Company's joint ventures with SmartCentres closed on a $46.0 million CAD term loan (the “RBC JV Term Loan II”) with Royal Bank of Canada pursuant to which the Company’s joint venture subsidiaries that each own 50% of a joint venture property are borrowers. The RBC JV Term Loan is secured by first mortgages on such JV properties which were previously encumbered. The maturity date of the RBC JV Term Loan II is November 3, 2025, which may be requested to be extended by one additional year at the sole discretion of RBC and subject to certain conditions. Interest is a fixed annual rate of 4.97%. The net proceeds from the RBC JV Term Loan II were used to fully repay the allocated loan amounts of approximately $46.4 million CAD or approximately $34.1 million USD under loans previously provided by SmartCentres for each of the three JV properties. As of September 30, 2024, approximately $46.0 million CAD or approximately $34.0 million USD, was outstanding on the RBC JV Term Loan II. As of September 30, 2024, SmartStop's proportionate percentage of that financing was $23.0 million CAD, or $17.0 million USD.

During the quarter, the Company entered into a bridge loan with KeyBank for up to $45.0 million (the “KeyBank Bridge Loan”) which matures on July 31, 2025. At closing, the Company drew $20.0 million. There were no subsequent draws within 90 days after initial closing, and the Company no longer has the ability to draw additional funds pursuant to this loan. The KeyBank Bridge Loan was completed in connection with Strategic Storage Growth Trust III, Inc.'s ("SSGT III") acquisition of two self storage facilities on July 31, 2024, whereby our Operating Partnership provided a similar bridge loan to an indirect wholly-owned subsidiary of SSGT III for $20.0 million (the “SSGT III Bridge Loan”) to facilitate SSGT III’s closing on such properties. An indirect wholly-owned subsidiary of SSGT III is sponsoring a private offering of beneficial interests in a Delaware statutory trust ("DST") relating to the two properties. SmartStop, through a newly formed subsidiary of SmartStop REIT Advisors, LLC, will serve as property manager of both properties. The KeyBank Bridge Loan incurs interest based on adjusted daily simple SOFR plus 275 basis points. The SSGT III Bridge Loan incurs interest based on adjusted daily simple SOFR plus 300 basis points. As of September 30, 2024, $5.0 million was outstanding on both the KeyBank Bridge Loan and the SSGT III Bridge Loan.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of SSGT III and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives asset management fees, property management fees, acquisition fees, and other fees and receives substantially all of the tenant protection program revenue earned by the Managed REITs, which had a combined portfolio of 34 operating properties and approximately 26,500 units and 2.9 million rentable square feet at quarter end. Assets under management for the Managed REITs was approximately $780.7 million at quarter end. SmartStop also manages one additional property, not owned by the Managed REITs.

Recent Hurricane Activity

Hurricane Helene caused record flooding in late September 2024 in Asheville, North Carolina. Before, during and after the storm, the Company prioritized the safety and security of our employees, customers and properties. For all 14 of the Company’s wholly-owned properties in the Asheville area, except for one, the impact was generally limited to wind, wind-blown debris and downed trees and branches, with minimal damage sustained. These properties were temporarily closed, but resumed operations shortly after the storm.

One property, which represented approximately 66,400 net rentable square feet and 390 units, sustained significant damage due to flooding. As a result of the flooding and related damage, the Company recorded a net casualty loss of approximately $4.6 million during the three months ended September 30, 2024, to write-off the carrying value. The Company expects to rebuild and therefore believes it probable that it will receive insurance proceeds to offset the casualty loss, and have recorded a receivable related to the pending insurance claims. Consequently the casualty loss was completely offset by such recovery. Any amount of insurance recovery related to the property damage in excess of the casualty loss incurred is considered a gain contingency, and will be recognized upon final settlement of the claims. Additionally, the Company accrued $0.5 million related to other losses, which was included in property operating expenses.

Since Hurricane Helene passed, the Company has worked towards quickly re-opening our properties, except the flooded Asheville property, to normal operating conditions, with our efforts focused on debris cleanup and removal and other more minor repairs.

Subsequent to September 30, 2024, Hurricane Milton also made landfall in Florida and the majority of the Company’s Florida properties were temporarily closed but resumed operations shortly after the storm. Damages were generally minor and limited to wind, downed fences, wind-blown debris and downed trees and branches.

Declared Distributions

On September 27, 2024, our board of directors declared a distribution rate for the month of October 2024 of approximately $0.0508 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on October 31, 2024. Such distributions payable to each stockholder of record will be paid the following month.

On October 25, 2024, our board of directors declared a distribution rate for the month of November 2024 of approximately $0.0492 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on November 30, 2024. Such distributions payable to each stockholder of record will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Real estate facilities:
Land	$438,333	$430,869
Buildings	1,442,534	1,401,981
Site improvements	93,330	91,896
	1,974,197	1,924,746
Accumulated depreciation	(293,518)	(255,844)
	1,680,679	1,668,902
Construction in process	7,651	5,977
Real estate facilities, net	1,688,330	1,674,879
Cash and cash equivalents	36,701	45,079
Restricted cash	8,337	8,348
Investments in unconsolidated real estate ventures	42,847	35,832
Investments in and advances to Managed REITs	55,345	34,391
Deferred tax assets	4,512	4,450
Other assets, net	21,711	21,701
Intangible assets, net of accumulated amortization	2,587	1,170
Trademarks, net of accumulated amortization	15,700	15,771
Goodwill	53,643	53,643
Debt issuance costs, net of accumulated amortization	7,493	377
Total assets	$1,937,206	$1,895,641
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,179,904	$1,087,401
Accounts payable and accrued liabilities	55,537	28,978
Due to affiliates	371	416
Distributions payable	8,803	9,156
Deferred tax liabilities	6,215	6,194
Total liabilities	1,250,830	1,132,145
Commitments and contingencies
Redeemable common stock	58,356	71,277
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively, with aggregate liquidation preferences of $203,142 and $203,151 at September 30, 2024 and December 31, 2023, respectively	196,356	196,356
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,477,687 and 88,761,135 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	89	89
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,144,385 and 8,113,827 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	894,960	894,857
Distributions	(367,640)	(324,191)
Accumulated deficit	(181,958)	(167,270)
Accumulated other comprehensive income	(1,583)	847
Total SmartStop Self Storage REIT, Inc. equity	343,876	404,340
Noncontrolling interests in our Operating Partnership	87,432	91,488
Other noncontrolling interests	356	35
Total noncontrolling interests	87,788	91,523
Total equity	431,664	495,863
Total liabilities, temporary equity and equity	$1,937,206	$1,895,641

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Self storage rental revenue	$52,921	$52,502	$156,050	$155,457
Ancillary operating revenue	2,457	2,255	6,973	6,626
Managed REIT Platform revenue	2,923	2,518	8,328	9,115
Reimbursable costs from Managed REITs	1,856	1,430	5,011	4,232
Total revenues	60,157	58,705	176,362	175,430
Operating expenses:
Property operating expenses	18,249	16,317	53,334	49,333
Managed REIT Platform expenses	1,053	1,307	2,552	2,538
Reimbursable costs from Managed REITs	1,856	1,430	5,011	4,232
General and administrative	7,210	6,277	22,449	19,996
Depreciation	13,836	13,427	41,057	40,075
Intangible amortization expense	215	1,732	461	5,487
Acquisition expenses	38	76	121	118
Total operating expenses	42,457	40,566	124,985	121,779
Income from operations	17,700	18,139	51,377	53,651
Other income (expense):
Equity in earnings (losses) from investments in joint ventures	(380)	(274)	(1,068)	(1,215)
Equity in earnings (losses) from investments in Managed REITs	(248)	(444)	(957)	(894)
Other, net	(1,981)	(266)	(2,949)	(161)
Interest income	1,023	699	2,375	2,537
Interest expense	(19,102)	(15,925)	(52,949)	(45,534)
Loss on debt extinguishment	—	—	(471)	—
Income tax (expense) benefit	(404)	1,050	(1,093)	907
Net (loss) income	(3,392)	2,979	(5,735)	9,291
Net (income) loss attributable to noncontrolling interests	314	(464)	405	(1,574)
Less: Distributions to preferred stockholders	(3,142)	(3,151)	(9,358)	(9,349)
Net (loss) income attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(6,220)	$(636)	$(14,688)	$(1,632)
Net (loss) income per Class A & Class T share – basic	$(0.07)	$(0.01)	$(0.16)	$(0.02)
Net (loss) income per Class A & Class T share – diluted	$(0.07)	$(0.01)	$(0.16)	$(0.02)
Weighted average Class A shares outstanding – basic & diluted	88,347,183	88,725,350	88,570,764	88,725,831
Weighted average Class T shares outstanding – basic & diluted	8,129,804	8,112,234	8,123,312	8,098,669

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

(Amounts in thousands)

	Three Months Ended September 30 (Unaudited)		Nine Months Ended September 30 (Unaudited)
	2024	2023	2024	2023
Net (loss) income (attributable to common stockholders)	$(6,220)	$(636)	$(14,688)	$(1,632)
Add:
Depreciation of real estate	13,526	13,164	40,189	39,331
Amortization of real estate related intangible assets	178	1,659	278	5,268
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	719	649	1,914	1,748
Deduct:
Adjustment for noncontrolling interests in our Operating Partnership (1)	(1,739)	(1,812)	(5,086)	(5,411)
FFO (attributable to common stockholders)	$6,464	$13,024	$22,607	$39,304
Other Adjustments:	—	—	—	—
Intangible amortization expense - contracts (2)	37	73	183	219
Acquisition expenses (3)	38	76	121	118
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	(27)	(27)	42	94
Accretion of fair market value of secured debt	—	3	80	10
Foreign currency and interest rate derivative losses (gains), net (4)	1,671	96	2,308	(227)
Offering related expenses (5)	—	—	330	—
Adjustment of deferred tax assets and liabilities (2)	282	(1,342)	602	(1,527)
Sponsor funding reduction (6)	218	—	598	—
Amortization of debt issuance costs (2)	1,202	662	2,975	2,026
Net loss on extinguishment of debt (7)	—	—	471	—
Loss due to hurricane (8)	500	—	500	—
Adjustment for noncontrolling interests in our Operating Partnership (1)	(473)	54	(987)	(82)
FFO, as adjusted (attributable to common stockholders) (9)	$9,912	$12,619	$29,830	$39,935

FFO (attributable to common stockholders)	$6,464	$13,024	$22,607	$39,304
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(422)	360	(729)	1,097
Adjustment for noncontrolling interests in our Operating Partnership(1)	1,739	1,812	5,086	5,411
FFO (attributable to common stockholders and OP unit holders)	$7,781	$15,196	$26,964	$45,812

FFO, as adjusted (attributable to common stockholders)	$9,912	$12,619	$29,830	$39,935
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(422)	360	(729)	1,097
Adjustment for noncontrolling interests in our Operating Partnership(1)	2,212	1,758	6,073	5,493
FFO, as adjusted (attributable to common stockholders and OP unit holders) (9)	$11,702	$14,737	$35,174	$46,525

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests in our Operating Partnership.

(2) These items represent the amortization, accretion, or adjustment of intangible assets, debt issuance costs, or deferred tax assets and liabilities.

(3) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(4) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(5) Such costs relate to our filing of a registration statement on Form S-11 and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(6) Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI's share sales, and in return receives Series C Units in Strategic Storage Operating Partnership VI, L.P. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of Managed REIT Platform revenues from SST VI over the remaining estimated term of the management contracts with SST VI. See Note 2 – Summary of Significant Accounting Policies to the Consolidated Financial Statements of SmartStop's form 10-Q for the three months ended September 30, 2024. FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(8) Such losses related to Hurricane Helene, which occurred in September 2024.

(9) Our calculation of FFO, as adjusted was modified beginning in the period ended March 31, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior periods have been presented here based on the current calculation, which differs from what was previously reported for such periods. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

(Amounts in thousands, except share and per share data)

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended September 30 (Unaudited)		Nine Months Ended September 30 (Unaudited)
	2024	2023	2024	2023
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$6,464	$13,024	$22,607	$39,304
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(422)	360	(729)	1,097
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,739	1,812	5,086	5,411
FFO (attributable to common stockholders and OP unit holders)	$7,781	$15,196	$26,964	$45,812
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$9,912	$12,619	$29,830	$39,935
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(422)	360	(729)	1,097
Adjustment for noncontrolling interests in our Operating Partnership (1)	2,212	1,758	6,073	5,493
FFO, as adjusted (attributable to common stockholders and OP unit holders) (3)	$11,702	$14,737	$35,174	$46,525

Weighted average Class A & T shares outstanding – basic	96,476,987	96,837,584	96,694,076	96,824,500
Weighted average OP units outstanding	13,245,359	12,864,174	13,201,258	12,831,077
Weighted average other dilutive securities	433,839	479,855	379,013	443,786
Weighted average shares & OP units outstanding – diluted(2)	110,156,185	110,181,613	110,274,347	110,099,363
FFO, as adjusted per share & OP unit outstanding – diluted	$0.11	$0.13	$0.32	$0.42

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted.

(3) Our calculation of FFO, as adjusted was modified beginning in the period ended March 31, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior periods have been presented here based on the current calculation, which differs from what was previously reported for such periods. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - three months ended September 30, 2024 and 2023

We consider the data below to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity. The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding five other properties) for the three months ended September 30, 2024 and 2023 (in thousands unless otherwise noted).

	Same-Store Facilities			Non Same-Store Facilities			Total
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Revenue (1)	$51,078	$51,283	(0.4)%	$2,125	$1,488	N/M	$53,203	$52,771	0.8%
Property operating expenses (2)	16,528	15,546	6.3%	1,111	655	N/M	17,639	16,201	8.9%
Net operating income	$34,550	$35,737	(3.3)%	$1,014	$833	N/M	$35,564	$36,570	(2.8)%
Number of facilities	148	148		9	6		157	154
Rentable square feet (3)	11,403,300	11,404,485		804,700	486,700		12,208,000	11,891,185
Average physical occupancy (4)	92.4%	93.1%	(0.7)%	84.7%	NM	NM	92.0%	92.9%	(0.9)%
Annualized rent per occupied square foot (5)	$20.25	$20.14	0.5%	$15.56	NM	NM	$20.01	$20.08	(0.4)%

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes Tenant Protection Program related expense. Please see the reconciliation of net operating income to net income (loss) below for the full detail of adjustments to reconcile net operating income to net income (loss).
(3)
Of the total rentable square feet, parking represented approximately 1,040,000 square feet as of September 30, 2024 and approximately 1,017,000 square feet as 2023, respectively. On a same-store basis, parking represented approximately 960,000 square feet. Amount not in thousands.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands.

SmartStop's same-store revenue decreased by approximately $0.2 million, or approximately 0.4%, for the three months ended September 30, 2024 compared to the three months ended September 30, 2023 due to an approximately 0.7% decrease in average occupancy. The increase in property operating expenses is primarily attributable to increased property insurance costs, payroll costs, repairs and maintenance expenses, and advertising expenses.

The following table presents a reconciliation of net income (loss) as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated (in thousands):

	For the Three Months Ended September 30,
	2024	2023
Net (loss) income	$(3,392)	$2,979
Adjusted to exclude:
Tenant Protection Program revenue(1)	(2,175)	(1,987)
Tenant Protection Program related expense	610	117
Managed REIT Platform revenue	(2,923)	(2,518)
Managed REIT Platform expenses	1,053	1,307
General and administrative	7,210	6,277
Depreciation	13,836	13,427
Intangible amortization expense	215	1,732
Acquisition expenses	38	76
Equity in (earnings) losses from investments in joint ventures	380	274
Equity in (earnings) losses from investments in Managed REITs	248	444
Other, net	1,981	266
Interest income	(1,023)	(699)
Interest expense	19,102	15,925
Income tax expense (benefit)	404	(1,050)
Total net operating income	$35,564	$36,570

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $2.0 million and $1.9 million of Tenant Protection Program revenue was earned at same store facilities during the three months ended September 30, 2024 and 2023, respectively, with the remaining approximately $0.1 million and $0.1 million earned at non same-store facilities during the three months ended September 30, 2024 and 2023, respectively.

Same-Store Facility Results - nine months ended September 30, 2024 and 2023

We consider the data below to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity. The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding five other properties) for the nine months ended September 30, 2024 and 2023 (in thousands unless otherwise noted).

	Same-Store Facilities			Non Same-Store Facilities			Total
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Revenue (1)	$151,489	$151,882	(0.3)%	$5,383	$4,375	N/M	$156,872	$156,257	0.4%
Property operating expenses (2)	49,427	47,080	5.0%	3,041	2,020	N/M	52,468	49,100	6.9%
Net operating income	$102,062	$104,802	(2.6)%	$2,342	$2,355	N/M	$104,404	$107,157	(2.6)%
Number of facilities	148	148		9	6		157	154
Rentable square feet (3)	11,403,300	11,404,485		804,700	486,700		12,208,000	11,891,185
Average physical occupancy (4)	92.4%	93.1%	(0.7)%	83.1%	NM	NM	91.8%	92.8%	(1.0)%
Annualized rent per occupied square foot (5)	$19.96	$19.86	0.5%	$15.25	NM	NM	$19.72	$19.82	(0.5)%

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes Tenant Protection Program related expense. Please see the reconciliation of net operating income to net income (loss) below for the full detail of adjustments to reconcile net operating income to net income (loss).
(3)
Of the total rentable square feet, parking represented approximately 1,040,000 square feet as of September 30, 2024 and approximately 1,017,000 square feet as 2023, respectively. On a same-store basis, parking represented approximately 960,000 square feet. Amount not in thousands.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands.

SmartStop's same-store revenue decreased by approximately $0.4 million, or approximately 0.3%, for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023 due to an approximately 0.7% decrease in average occupancy, partially offset by an approximately 0.5% increase in annualized rent per occupied square foot. The increase in property operating expenses is primarily attributable to increased property insurance costs, payroll costs, repairs and maintenance expenses, and advertising expenses.

The following table presents a reconciliation of net income (loss) as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated (in thousands):

	For the Nine Months Ended September 30,
	2024	2023
Net (loss) income	$(5,735)	$9,291
Adjusted to exclude:
Tenant Protection Program revenue(1)	(6,152)	(5,826)
Tenant Protection Program related expense	867	233
Managed REIT Platform revenue	(8,328)	(9,115)
Managed REIT Platform expenses	2,552	2,538
General and administrative	22,449	19,996
Depreciation	41,057	40,075
Intangible amortization expense	461	5,487
Acquisition expenses	121	118
Equity in (earnings) losses from investments in joint ventures	1,068	1,215
Equity in (earnings) losses from investments in Managed REITs	957	894
Other, net	2,949	161
Interest income	(2,375)	(2,537)
Interest expense	52,949	45,534
Loss on debt extinguishment	471	—
Income tax (expense) benefit	1,093	(907)
Total net operating income	$104,404	$107,157

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $5.8 million and $5.6 million of Tenant Protection Program revenue was earned at same store facilities during the nine months ended September 30, 2024 and 2023, respectively, with the remaining approximately $0.3 million and $0.3 million earned at non same-store facilities during the nine months ended September 30, 2024 and 2023, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-Q for the three and nine months ended September 30, 2024, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 525 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of November 13, 2024, SmartStop has an owned or managed portfolio of 203 operating properties in 22 states and Canada, comprising approximately 144,000 units and 16.2 million rentable square feet. SmartStop and its affiliates own or manage 37 operating self-storage properties in Canada, which total approximately 32,300 units and 3.3 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) disruptions in the economy, including debt and banking markets and foreign currency changes; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) whether we will be successful in the pursuit of our business plan; (iv) whether we will succeed in our investment objectives; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional risk factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, 10-Q for the quarter ending September 30, 2024 and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.